Exhibit 16.1

                               George Stewart, CPA
                         2301 South Jackson, Suite 101-G
                            Seattle, Washington 98144
                       (206) 328-8554, (206) 328-0383 FAX
                               stewcpasea@aol.com

January 3, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:   MedPro Safety Products, Inc.
      (f/k/a Dentalserv.com)

File Ref. No. 000-52077

I have read the statements of MedPro Safety Products, Inc. (f/k/a Dentaserv.com) pertaining to my accounting practice included under Item 4.01 of Form 8-K dated December 28, 2007 and agree with such statements as they pertain to my practice.

Sincerely,



/s/ George Stewart, CPA

George Stewart, CPA